Exhibit 99.1
News

Media Contact:       Southern Company Media Relations
404-506-5333 or 1-866-506-5333

Investor Relations Contact:
Greg MacLeod
404-685-4194
gbmacleo@southernco.com

    Southern Company announces offerings of $650 million in aggregate principal amount of Convertible Senior Notes due December 15, 2027 and $1.5 billion in aggregate principal amount of Convertible Senior Notes due September 15, 2029

ATLANTA, August 3, 2026 – Southern Company (NYSE: SO) today announced offerings of $650 million in aggregate principal amount of its convertible senior notes due December 15, 2027 (the “2027 Convertible Notes”) and $1.5 billion in aggregate principal amount of its convertible senior notes due September 15, 2029 (the “2029 Convertible Notes” and, together with the 2027 Convertible Notes, the “Convertible Notes”) in private placements to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Southern Company expects to grant the initial purchasers of the Convertible Notes options to purchase, for settlement within a period of 13 days from, and including, the date the Convertible Notes are first issued, up to an additional $97.5 million in aggregate principal amount of the 2027 Convertible Notes and up to an additional $225 million in aggregate principal amount of the 2029 Convertible Notes.

Final terms of each series of Convertible Notes, including the initial conversion price, interest rate and certain other terms of the Convertible Notes, will be determined at the time of pricing. The Convertible Notes will be senior, unsecured obligations of Southern Company. Interest on the Convertible Notes will be paid semiannually. The Convertible Notes will mature on December 15, 2027 (in the case of the 2027 Convertible Notes) and September 15, 2029 (in the case of the 2029 Convertible Notes), unless earlier repurchased or converted in accordance with their terms.

Prior to September 15, 2027 (in the case of the 2027 Convertible Notes) or June 15, 2029 (in the case of the 2029 Convertible Notes), the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods. From and after September 15, 2027 (in the case of the 2027 Convertible Notes) or June 15, 2029 (in the case of the 2029 Convertible Notes), the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the applicable series of the Convertible Notes. Upon conversion, Southern Company will pay cash up to the aggregate principal amount of the Convertible Notes of the applicable series to be converted and pay or deliver, as the case may be, cash, shares of Southern Company’s common stock, or a combination of cash and shares of common stock, at Southern Company’s election, in respect of the remainder, if any, of Southern Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes of the applicable series being converted.

Southern Company intends to use a portion of the net proceeds from these offerings to repurchase a portion of its Series 2024A 4.50% Convertible Senior Notes due June 15, 2027 (the “Series 2024A Convertible Notes”) and its Series 2025A 3.25% Convertible Senior Notes due June 15, 2028 (together with the Series 2024A Convertible Notes, the “Existing Convertible Notes”), in each case through individually negotiated transactions with a limited number of holders thereof (each, a “note repurchase transaction”), effected through one of the initial purchasers of the Convertible Notes or its affiliate. Southern Company intends to use any remaining net proceeds to repay all or a portion of its outstanding short-term debt and for other general corporate purposes, which may include investment in its subsidiaries.

Contemporaneously with the pricing of the Convertible Notes, Southern Company expects to enter into one or more separate and privately negotiated transactions with a limited number of holders of the Existing Convertible Notes to use a portion of the proceeds of the offerings to repurchase a portion of the Existing Convertible Notes on terms to be negotiated with each such holder. The terms of each note repurchase transaction are anticipated to be individually negotiated with each such holder of the Existing Convertible Notes and will depend on several factors, including the market price of Southern Company’s common stock and the trading price of the applicable Existing Convertible Notes at the time of each such note repurchase transaction. Southern Company may also repurchase outstanding Existing Convertible Notes following the completion of the offerings of the Convertible Notes. No assurance can be given as to how much, if any, of the Existing Convertible Notes will be repurchased or the terms on which they will be repurchased.

Southern Company expects that holders of the Existing Convertible Notes that sell their Existing Convertible Notes to Southern Company in any note repurchase transaction may enter into or unwind various derivatives with respect to Southern Company’s common stock and/or purchase or sell shares of Southern Company’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Southern Company expects that many holders of the Existing Convertible Notes employ a convertible arbitrage strategy with respect to the Existing Convertible Notes and have a short position with respect to Southern Company’s common stock that they would close, through purchases of Southern Company’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Southern Company’s common stock, in connection with Southern Company’s repurchase of their Existing Convertible Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of Southern Company’s common stock or the Convertible Notes at that time and could result in higher effective conversion prices for the Convertible Notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the Convertible Notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

About Southern Company

Southern Company (NYSE: SO) is a leading energy provider serving 9 million customers across the Southeast and beyond through its family of companies. The company has electric operating companies in three states, natural gas distribution companies in four states, a competitive generation company, a leading distributed energy distribution company with national capabilities, a fiber optics network and telecommunications services.

Cautionary Notice Regarding Forward-Looking Statements

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the planned offerings of the Convertible Notes, the expected use of proceeds from the offerings and the note repurchase transactions. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, changes in trade policies (including tariffs and other trade measures) of the United States and other countries, interest rate fluctuations and financial market conditions, and the results of financing efforts; access to capital markets and other financing sources; changes in Southern Company's credit ratings; and catastrophic events such as fires, including wildfires, land movement, earthquakes, explosions, floods, high winds, tornadoes, hurricanes and other storms, solar flares, droughts, future epidemic or pandemic health events, wars, political unrest or other similar occurrences. Southern Company expressly disclaims any obligation to update any forward‐looking information.

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